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                                                                    Exhibit 5(a)



                                November 14, 1997



Science Applications
International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Gentlemen:

     I am the Senior Vice President and General Counsel of Science Applications International Corporation (the "Company"). As such, I have acted as your counsel in connection with the Prospectus of the Company covering the offer and sale of up to 2,000,000 shares (the "Company Shares") of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), by the Company to its employees under the Bell Communications Research, Inc. Stock Incentive Plan (hereinafter referred to as the "Plan"). The Company Shares are being offered pursuant to a prospectus which constitutes a part of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on November 14, 1997 under the Securities Act of 1933, as amended (the "Securities Act").

     I am generally familiar with the affairs of the Company. In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation and Bylaws of the Company as currently in effect, (iii) resolutions adopted by the Board of Directors and the Operating Committee thereof relating to the filing of the Registration Statement and the issuance of the Company Shares thereunder, (iv) the Plan and (v) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.



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Science Applications
International Corporation
November 14, 1997
Page 2


     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company Shares that are being issued pursuant to the Plan have been duly authorized for issuance.

     2. When certificates for the Company Shares to be issued pursuant to the Plan have been duly executed and delivered in accordance with the terms of the Plan, the Company Shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration Statement under the caption "Legal Opinion" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/Douglas E. Scott
                                        -----------------------------------
                                        Douglas E. Scott
                                        Senior Vice President
                                        and General Counsel